SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2010

REGENCY CENTERS CORPORATION

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation)	1-12298 (Regency Centers Corporation)	59-3191743 (Regency Centers Corporation)

Delaware (Regency Centers, L.P.)	0-24763 (Regency Centers, L.P.)	59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:	Other Events.

On October 29, 2010, Regency Centers Corporation issued a press release announcing that its operating partnership, Regency Centers, L.P. (“RCLP”), had accepted for purchase $57,623,000 of principal amount of RCLP’s 6.75% Notes due 2012 and $11,795,00 of principal amount of RCLP’s 7.95% Notes due 2011 (collectively, the “Notes”), which were validly tendered pursuant to RCLP’s previously announced cash tender offer for the Notes (the “Tender Offer”) that commenced on September 30, 2010 and expired at 11:59 p.m., New York City time, on Thursday, October 28, 2010.

The aggregate principal amounts of the Notes outstanding prior to and after the Tender Offer, respectively, are as follows:

Title of Notes, CUSIP No.	Aggregate Principal Amount Outstanding Prior to Tender Offer	Aggregate Principal Amount Outstanding After Tender Offer

6.75% Notes due 2012 CUSIP No. 75884R AK 9	$250,000,000	$192,377,000

7.95% Notes due 2011 CUSIP No. 75884R AH 6	$173,486,000	$161,691,000

A copy of the press release issued by Regency Centers Corporation on October 29. 2010 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit 99.1: Press release issued by Regency Centers Corporation on October 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION and REGENCY CENTERS, L.P.
(registrant)

October 29, 2010	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
Finance and Principal Accounting Officer

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